AMENDMENT TO THE
ADVISORS SERIES TRUST
CUSTODY AGREEMENT

THIS AMENDMENT dated as of the 21st day of September, 2007, to the Custody Agreement, dated as of June 6, 2006, as amended (the "Agreement"), is entered by and between Advisors Series Trust, a Delaware statutory trust (the "Trust") and U.S. Bank National Association, a national banking association (the "Custodian").

RECITALS

WHEREAS, the parties have entered into a Custody Agreement; and

WHEREAS, the parties desire to amend said Custody Agreement; and

WHEREAS, Article XV, Section 15.2 of the Agreement allows for its amendment by a written instrument executed by the Custodian and the Trust.

NOW, THEREFORE, the parties agree to amend the following Exhibit R:

Exhibit R, the funds and fees of Huber Capital Equity Income Fund and Huber Capital Small Cap Value Fund, is superseded and replaced with Exhibit R attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ADVISORS SERIES TRUST		U.S. BANK, N.A.

By:	/s/ Douglas G. Hess	By:	/s/ Michael R. McVoy

Name:	Douglas G. Hess	Name:	Michael R. McVoy

Title:	President	Title:	Vice President

Exhibit R
to the
Separate Series of Advisors Series Trust Custody Agreement

Name of Series	Date Added
Huber Capital Equity Income Fund	June 21, 2007
Huber Capital Small Cap Value Fund	June 21, 2007

For the services rendered by U.S. Bank, N.A. under this Agreement, the Fund(s) listed herein shall pay U.S. Bank compensation as set forth in the Fee Schedule below:
Multiple Series Trust DOMESTIC CUSTODY SERVICES FEE SCHEDULE at August, 2007
Annual Fee Based Upon Market Value Per Fund*
1.00 basis point on average daily market value
Minimum annual fee per fund - $______
Plus portfolio transaction fees
Portfolio Transaction Fees
$_____ per book entry DTC transaction
$_____ per principal paydown
$_____ per short sale
$_____ per US Bank repurchase agreement transaction
$_____ per option/future contract written, exercised or expired
$_____ per book entry Federal Reserve transaction
$_____ per mutual fund trade
$_____ per physical transaction
$_____ per Cedel/Euroclear transaction
$_____ per disbursement (waived if U.S. Bancorp is Administrator)
$_____ per Fed Wire
$_____ per margin variation Fed wire
$_____ per segregated account per year
• A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
• No charge for the initial conversion free receipt.
• Overdrafts – charged to the account at prime interest rate plus 2.
Plus Out-Of-Pocket Expenses – Including but not limited to expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, extraordinary expenses based upon complexity, and all other out-of-pocket expenses.
Fees are billed monthly.
* Subject to annual CPI increase, Milwaukee MSA.

Advisor’s Signature below acknowledges approval of the domestic and global sub-custodial fee schedule on this Exhibit R.

Huber Capital Management LLC

By: /s/ Gary Thomas

Printed Name: Gary Thomas

Title: COO/CCO                                                                  Dated: 9/21/07

Exhibit R (continued) to the Advisors Series Trust Custody Agreement

GLOBAL SUB-CUSTODIAL SERVICES ANNUAL FEE SCHEDULE at August, 2007
Country	Instrument	Safekeeping (BPS)	Transaction Fee	Country	Instrument	Safekeeping (BPS)	Transaction Fee
Argentina	All	$_____	$_____	Latvia	Equities/Bonds	$_____	$_____
Australia	All	$_____	$_____	Latvia	Gov't Bonds	$_____	$_____
Austria	Equities/Bonds	$_____	$_____	Lebanon	All	$_____	$_____
Austria	Depo Receipt	$_____	$_____	Lithuania	All	$_____	$_____
Austria	non ATS ALL	$_____	$_____	Luxembourg	All	$_____	$_____
Bahrain	All	$_____	$_____	Malaysia	All	$_____	$_____
Bangladesh	All	$_____	$_____	Mali	All	$_____	$_____
Belgium	All	$_____	$_____	Malta	All	$_____	$_____
Benin	All	$_____	$_____	Mauritius	All	$_____	$_____
Bermuda	All	$_____	$_____	Mexico	All	$_____	$_____
Bolivia	All	$_____	$_____	Morocco	All	$_____	$_____
Botswana	All	$_____	$_____	Namibia	All	$_____	$_____
Brazil	All	$_____	$_____	Netherlands	All	$_____	$_____
Bulgaria	All	$_____	$_____	New Zealand	All	$_____	$_____
Burkina Faso	All	$_____	$_____	Niger	All	$_____	$_____
Canada	All	$_____	$_____	Nigeria	All	$_____	$_____
Cayman Islands	All	$_____	$_____	Norway	All	$_____	$_____
Channel Islands	All	$_____	$_____	Oman	All	$_____	$_____
Chile	All	$_____	$_____	Panama	All	$_____	$_____
China-Shanghai	All	$_____	$_____	Pakistan	All	$_____	$_____
China-Shenzhen	All	$_____	$_____	Palestinian	All	$_____	$_____
Columbia	All	$_____	$_____	Peru	All	$_____	$_____
Costa Rica	All	$_____	$_____	Philippines	All	$_____	$_____
Croatia	All	$_____	$_____	Poland	All	$_____	$_____
Cyprus	All	$_____	$_____	Portugal	All	$_____	$_____
Czech Republic	All	$_____	$_____	Qatar	All	$_____	$_____
Denmark	All	$_____	$_____	Romania	All	$_____	$_____
EASDAQ	All	$_____	$_____	Russia	Equities/Bonds	$_____	$_____
Ecuador	All	$_____	$_____	Russia	MINFIN	$_____	$_____
Egypt	All	$_____	$_____	Senegal	All	$_____	$_____
Estonia	All	$_____	$_____	Singapore	All	$_____	$_____
Euromarkets	All	$_____	$_____	Slovak Republic	All	$_____	$_____
Finland	All	$_____	$_____	Slovenia	All	$_____	$_____
France	All	$_____	$_____	South Africa	All	$_____	$_____
Germany	All	$_____	$_____	South Korea	All	$_____	$_____
Ghana	All	$_____	$_____	Spain	All	$_____	$_____
Greece	All	$_____	$_____	Sri Lanka	All	$_____	$_____
Guinea Bissau	All	$_____	$_____	Swaziland	All	$_____	$_____
Hong Kong	All	$_____	$_____	Sweden	All	$_____	$_____
Hungary	All	$_____	$_____	Switzerland	All	$_____	$_____
Iceland	All	$_____	$_____	Taiwan	All	$_____	$_____
India	All	$_____	$_____	Thailand	All	$_____	$_____
Indonesia	All	$_____	$_____	Togo	All	$_____	$_____
Ireland	All	$_____	$_____	Trinidad & Tobago	All	$_____	$_____
Israel	All	$_____	$_____	Tunisia	All	$_____	$_____
Italy	All	$_____	$_____	Turkey	All	$_____	$_____
Ivory Coast	All	$_____	$_____	UAE	All	$_____	$_____
Jamaica	All	$_____	$_____	United Kingdom	All	$_____	$_____
Japan	All	$_____	$_____	Ukraine	All	$_____	$_____
Jordan	All	$_____	$_____	Uruguay	All	$_____	$_____
Kazakhstan	Equities	$_____	$_____	Venezuela	All	$_____	$_____
Kazakhstan	Bonds	$_____	$_____	Vietnam	All	$_____	$_____
Kenya	All	$_____	$_____	Zambia	All	$_____	$_____
				Zimbabwe	All	$_____	$_____
Base Fee – A monthly base charge of $________ per account (fund) will apply- WAIVED
Any Non-Eurobond assets held in CEDEL and Euroclear will be charged at the local market price quote.
All fees quoted are payable monthly

/s/ Gary Thomas 9/21/07